EXHIBIT 99.4



                                  DELIA*S CORP.

                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                         FEBRUARY 1, 2003     AUGUST 2, 2003
                                                                         ----------------     --------------
                                                                                                (UNAUDITED)
ASSETS
CURRENT ASSETS
     Cash and cash equivalents.............................................   $      124       $    4,205
     Restricted cash.......................................................        3,655            3,523
     Merchandise inventories ..............................................       16,770           20,758
     Prepaid expenses and other current assets ............................        3,989            4,328
                                                                              ----------       ----------
         Total current assets .............................................       24,538           32,814
PROPERTY AND EQUIPMENT, net of accumulated depreciation of
     $24,062 and $30,726, respectively.....................................       32,049           26,077
OTHER ASSETS  .............................................................          377              157
                                                                              ----------       ----------
TOTAL ASSETS  ............................................................    $   56,964       $   59,048
                                                                              ==========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable and accrued expenses.................................   $   18,612       $   15,538
     Liabilities due to customers..........................................        5,702            5,471
     Accrued restructuring.................................................          930               97
     Bank loan payable.....................................................        3,912            8,164
     Current portion of long-term debt and capital leases..................        3,563            3,397
                                                                              ----------       ----------
         Total current liabilities.........................................       32,719           32,667
Deferred licensing revenue ................................................           --           16,500
Long-term debt and capital leases .........................................          142               35
Other long-term liabilities ...............................................        3,085            3,398

STOCKHOLDERS' EQUITY
     Preferred stock, par value $.01 per share;
         Authorized shares - 1,000,000; Issued shares - none...............           --               --
     Class A common stock..................................................          475              550
     Class B common stock..................................................          114              114
     Additional paid-in capital............................................      138,475          141,368
     Less common stock in treasury, at cost................................      (11,041)         (11,041)
     Deferred compensation.................................................         (134)             (43)
     Retained deficit......................................................     (106,871)        (124,500)
                                                                              -----------      -----------
         Total stockholders' equity........................................       21,018            6,448
                                                                              ----------       ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ................................   $   56,964       $   59,048
                                                                              ==========       ==========


            See Notes to Unaudited Consolidated Financial Statements

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                       THIRTEEN WEEKS ENDED
                                                                               AUGUST 3, 2002        AUGUST 2, 2003
                                                                               --------------        --------------
NET SALES     .................................................................. $ 26,154            $  26,852
COST OF SALES ..................................................................   15,645               15,679
                                                                                 --------            ---------
GROSS PROFIT  ..................................................................   10,509               11,173

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES....................................   16,737               16,808
TRANSACTION FEES................................................................       --                1,094
ASSET IMPAIRMENT CHARGES........................................................      692                3,453
INTEREST AND OTHER EXPENSE, NET.................................................       96                  140
                                                                                 --------            ---------

NET LOSS   ....................................................................  $ (7,016)           $ (10,322)
                                                                                 ========            =========


BASIC AND DILUTED NET LOSS PER SHARE............................................ $ (0.15)            $   (0.20)
                                                                                 ========            ==========
SHARES USED IN THE CALCULATION OF BASIC AND DILUTED
     NET LOSS PER SHARE.........................................................   45,494               52,244


                                                                                    TWENTY-SIX WEEKS ENDED
                                                                                AUGUST 3, 2002    AUGUST 2, 2003
                                                                                --------------    --------------
NET SALES     .................................................................. $ 54,924            $  56,305
COST OF SALES ..................................................................   31,108               32,842
                                                                                 --------            --------
GROSS PROFIT  ..................................................................   23,816               23,463

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES....................................   34,301               35,021
FINANCE CHARGES AND TRANSACTION FEES............................................       --                2,340
ASSET IMPAIRMENT CHARGES........................................................      692                3,453
INTEREST AND OTHER  EXPENSE, NET................................................      108                  278
                                                                                 --------            ---------
NET LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN
     ACCOUNTING PRINCIPLE.......................................................  (11,285)             (17,629)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE.............................   15,383                   --
                                                                                 --------            ---------
NET INCOME (LOSS)............................................................... $  4,098            $ (17,629)
                                                                                 ========            ==========


BASIC AND DILUTED NET INCOME (LOSS) PER SHARE:
BEFORE CUMULATIVE EFFECT OF CHANGE IN
     ACCOUNTING PRINCIPLE....................................................... $  (0.25)           $   (0.36)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE.............................     0.34                   --
                                                                                 --------            ---------
NET INCOME (LOSS)............................................................... $   0.09            $   (0.36)
                                                                                 ========            ==========

SHARES USED IN THE PER SHARE CALCULATION OF BASIC AND DILUTED
     NET INCOME (LOSS) PER SHARE................................................   45,265               48,948




            See Notes to Unaudited Consolidated Financial Statements

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                        TWENTY-SIX WEEKS ENDED
                                                                                     AUGUST 3, 2002 AUGUST 2, 2003
                                                                                              (UNAUDITED)
OPERATING ACTIVITIES:
     Net loss before cumulative effect of change in accounting principle...........    $  (11,285)       $  (17,629)
     Adjustments to reconcile net loss before cumulative effect of change in accounting principle to net cash used in operating activities:
              Depreciation and amortization........................................         2,946             3,204
              Asset impairment.....................................................           692             3,453
              Non-cash compensation expense related to restricted stock............           390                91
              Non-cash expense related to warrants..................................           --               135
              Changes in operating assets and liabilities:
                  Merchandise inventories..........................................        (8,267)           (3,988)
                  Prepaid expenses and other current assets........................        (1,696)             (339)
                  Other assets.....................................................          (118)              220
                  Current liabilities .............................................        (1,498)           (4,138)
                  Deferred revenue .................................................           --            16,500
                  Long-term liabilities............................................         1,248               313
                                                                                       ----------        ----------
Net cash used in operating activities..............................................       (17,588)           (2,178)

INVESTING ACTIVITIES:
     Capital expenditures..........................................................        (5,487)             (685)
                                                                                       -----------       -----------
Net cash used in investing activities..............................................        (5,487)             (685)

FINANCING ACTIVITIES:
     Net proceeds from common stock offering.......................................            --             2,700
     Decrease in restricted cash...................................................            --               132
     Net borrowings under line of credit agreements................................         8,998             4,252
     Principal payments on long-term debt and capital lease obligations............          (291)             (273)
     Exercise of options to purchase 263,652 and 194,181 shares, respectively......           841               133
                                                                                       ----------        ----------
Net cash provided by financing activities..........................................         9,548             6,944
                                                                                       ----------        ----------

(DECREASE) INCREASE  IN CASH & CASH EQUIVALENTS....................................       (13,527)            4,081

CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD ......................................        27,915               124
                                                                                       ----------        ----------
CASH & CASH EQUIVALENTS, END OF PERIOD.............................................    $   14,388        $    4,205
                                                                                       ==========        ==========


SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING AND INVESTING ACTIVITIES:

     o Fiscal 2002 issuance of common stock as final consideration for a fiscal 2000 acquisition.
     o Fiscal 2003 issuance of warrants in connection with our put option and licensing transactions.



            See Notes to Unaudited Consolidated Financial Statements

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


1.   BUSINESS

     We are a multichannel retailer that markets apparel, accessories and home furnishings to teenage girls and young women. We reach our customers through the dELiA*s catalog, www.dELiAs.cOm and the dELiA*s retail stores.


     We are subject to seasonal fluctuations in our merchandise sales and results of operations. We expect our net sales generally to be higher in the second half of each fiscal year than in the first half of the same fiscal year.

     On September 4, 2003, Alloy Inc, a Delaware corporation ("Alloy"), and Dodger Acquisition Corp., an indirect, wholly owned subsidiary of Alloy ("Dodger") , accepted for purchase and payment all shares of the Class A common stock of dELiA*s Corp. ("dELiA*s). A description of the acquisition is included herein in footnote 11 Subsequent Events. These financial statements do not give affect to the above mentioned transaction.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

     Principles of Consolidation-- Our consolidated financial statements include the accounts of dELiA*s and subsidiaries, all of which were wholly-owned for all periods presented. All significant intercompany balances and transactions have been eliminated in consolidation.

     Unaudited Interim Financial Statements--The accompanying unaudited consolidated financial statements have been prepared in accordance with the requirements for Form 10-Q and in accordance with generally accepted accounting principles in the United States for interim financial reporting. In the opinion of management, the accompanying consolidated financial statements are presented on a basis consistent with the audited consolidated financial statements and reflect all adjustments (consisting of normal recurring items) necessary for a fair presentation of results for the interim periods presented. The financial statements and footnote disclosures should be read in conjunction with our fiscal 2002 audited consolidated financial statements and the notes thereto, which are included in our annual report on Form 10-K for the year ended February 1, 2003, which was filed under the Securities Exchange Act of 1934. Results for the interim periods are not necessarily indicative of the results to be expected for the year.

     Cumulative Effect of Change in Accounting Principle-- In connection with our fiscal 2002 adoption of SFAS 142, we recorded a $15.4 million cumulative effect of change in accounting principle which represented the reversal of the unamortized balance of the negative goodwill recorded on our books in connection with a fiscal 2000 transaction.

     Stock-based Compensation --We measure compensation cost for stock-based awards as the excess of the quoted market price of our stock as of the time of grant over the amount that an employee must pay to acquire the stock. Stock options are generally granted with exercise prices equal to the fair value of the shares as of the date of grant; accordingly, we do not generally recognize compensation expense in connection with stock options. In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure". This standard provides alternative methods of transition to the fair value method of accounting for stock-based employee compensation under SFAS No. 123, "Accounting for Stock-Based Compensation," but does not require us to use the fair value method. Had compensation expense been determined based on the fair value of stock option grants on the date of grant in accordance with SFAS No. 148, our net loss and net loss per share would have been as follows:

                                                         Thirteen weeks ended            Twenty-six weeks ended
                                                       Aug. 3, 2002    Aug. 2, 2003     Aug. 3, 2002     Aug. 2, 2003
                                                       ------------    ------------     ------------     ------------
Net loss, as reported                                 $(7,016,000)    $(10,322,000)   $(11,285,000)     $(17,629,000)
Less stock-based compensation expense determined
     using the fair value method                           471,000         475,000          941,000           952,000
                                                     -------------   -------------   --------------    --------------
Pro forma net loss                                    $(7,487,000)    $(10,797,000)   $(12,226,000)     $(18,581,000)

Basic and diluted net loss per share, as reported     $     (0.15)    $     (0.20)    $      (0.25)     $      (0.36)
Pro forma basic and diluted net loss per share        $     (0.16)    $     (0.21)    $      (0.27)     $      (0.38)

     For fiscal 2002 and the first half of fiscal 2003, the average estimated fair market value of options granted was $2.59 per share. In preparing market value estimates, we used the Black-Scholes option pricing model with the following assumptions: no dividend yield, expected volatility of 95%, risk-free interest rate of 3.0% and expected lives of four years. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because our stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in our opinion, this model and other existing models do not necessarily provide a reliable measure of the fair value of our stock options.


    Reclassifications -- Certain amounts have been reclassified to conform to the current presentation.


3.   SEGMENTS

     We currently have two reportable segments: dELiA*s Direct and dELiA*s Retail. Our two segments offer similar products to similar customers, but are managed separately because of their distribution methods. Certain prior year amounts have been reclassified to conform to the current presentation.


                                                     THIRTEEN WEEKS ENDED              TWENTY-SIX WEEKS ENDED
                                               AUGUST 3, 2002    AUGUST 2, 2003   AUGUST 3, 2002    AUGUST 2, 2003
                                               --------------    --------------   --------------    --------------
NET REVENUES
   dELiA*s Direct                               $   11,448,000   $   10,790,000    $   27,476,000   $   24,844,000
   dELiA*s Retail                                   14,631,000       16,062,000        27,373,000       31,461,000
   Non-core                                             75,000               --            75,000               --
                                                --------------   --------------    --------------   --------------
   Total                                        $   26,154,000   $   26,852,000    $   54,924,000   $   56,305,000
                                                ==============   ==============    ==============   ==============



NET LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE
   dELiA*s Direct operating (loss) income       $     (761,000)  $     (503,000)   $      739,000   $     (414,000)
   dELiA*s Retail operating loss                    (2,435,000)      (1,797,000)       (4,549,000)      (3,986,000)
   Unallocated shared expenses                      (1,445,000)      (1,723,000)       (3,420,000)      (3,852,000)
   Depreciation, amortization
     and non-cash compensation                      (1,668,000)      (1,612,000)       (3,336,000)      (3,295,000)
   Finance charges and transaction fees                     --       (1,094,000)               --       (2,340,000)
   Asset impairment charges                           (692,000)      (3,453,000)         (692,000)      (3,453,000)
   Interest and other expense, net                     (96,000)        (140,000)         (108,000)        (278,000)
   Non-core operating income (loss)                     81,000               --            81,000          (11,000)
                                                 -------------    -------------     -------------    --------------
   Total                                        $   (7,016,000)   $ (10,322,000)     $(11,285,000)    $(17,629,000)
                                                 =============    =============     =============    =============


4.   EQUITY TRANSACTION AND DISTRIBUTION FACILITY PUT OPTION

     In May 2003, we received $2.7 million cash when a group of our directors and officers purchased 7,297,298 shares at $0.37 per share. In addition to this equity transaction, the investing group provided us with a put option relating to our Hanover distribution facility. This put option expired in August 2003. In consideration for the grant of the option, the investors received warrants, exercisable for an aggregate 600,000 shares of our stock at $0.37 per share, which resulted in a $123,000 charge in the second quarter of fiscal 2003.



5.   LICENSING AGREEMENT, FINANCING CHARGES AND TRANSACTION FEES

     In February 2003, we entered into an agreement with JLP Daisy LLC, an affiliate of Schottenstein Stores, to license our dELiA*s brand on an exclusive basis for wholesale distribution in certain product categories. Group 3 Design Corp., a leading brand management firm, has been retained to manage these licensing activities, which will focus on the distribution of dELiA*s products primarily in mid- and upper-tier department stores. We received a $16.5 million non-recourse cash advance against future royalties from the licensing ventures. Once JLP Daisy recoups its advance plus a preferred return, we will receive a majority of the royalty stream after brand management fees. We have recorded the $16.5 million as deferred revenue that will be recognized as income to the extent that the royalties earned exceed the preferred return balance. As of August 2, 2003, the preferred return balance is approximately $1.3 million. The initial term of the master license agreement is 10 years, which is subject to extension under specified circumstances. The master license agreement may be terminated early under certain circumstances, including at our option upon payment to JLP Daisy of an amount based upon royalties received from the sale of the licensed products. In addition, we granted to JLP Daisy a security interest in the dELiA*s trademarks, although the only event that would entitle JLP Daisy to exercise its rights with respect to these trademarks is a termination or rejection of the master license agreement in a bankruptcy proceeding. In connection with the engagement of Group 3 Design as brand manager, an executive of Group 3 Design received a warrant to purchase 50,000 shares of our Class A Common Stock and recorded a related charge.

     During the first quarter of fiscal 2003, we incurred $1.2 million in financing charges and transaction fees primarily related to our licensing agreement.

6.   RESTRUCTURING

     During fiscal 2000, we announced our intention to focus on our core dELiA*s brand and to sell or shut down our non-core businesses. The restructuring of our businesses included a number of initiatives and resulted in related charges in fiscal 2000 and 2001.

     As of August 2, 2003, approximately $100,000 remains accrued for future lease obligations relating to our restructuring initiatives. We expect this amount to be paid over the remaining term of the lease, which expires in March 2005.

7.   STOCK ISSUANCE FOR FISCAL 2000 ACQUISITION

     On March 1, 2002, we issued the former stockholders of theSpark.com, Inc. 197,835 shares of our Class A common stock as final consideration for our February 2000 acquisition of that business. Because this consideration was paid subsequent to our decision to sell the businesses, the value of the stock issued was reserved as part of our prior year restructuring accruals.

8.   IMPAIRMENT OF LONG-LIVED ASSETS

     During the second quarter of fiscal 2002, we reduced our projections due to a decline in retail market conditions. Accordingly, we evaluated the property and equipment of our retail stores for impairment by comparing anticipated cash flows expected to be generated by the assets to their carrying amounts. Results for the quarter include a charge of approximately $700,000 relating to the write-down to fair value of leasehold improvements at three dELiA*s retail stores.

     During the second quarter of fiscal 2003, we again reduced our projections due to retail market conditions and evaluated the property and equipment of our retail stores for impairment by comparing anticipated cash flows expected to be generated by the assets to their carrying amounts. Results for the quarter reflect a charge of approximately $3.5 million relating to the write-down of leasehold improvements and furniture, fixtures and equipment at nine dELiA*s stores. Because of continuing uncertainty in retail market conditions, our future cash flows projections may change in the near term and we may need to record additional impairment charges related to other retail stores.

9.   COMMITMENTS AND CONTINGENCIES

     In June 1999, two purported securities class action lawsuits were filed against dELiA*s Inc. and certain of its officers and directors, and one former officer of a subsidiary. The original complaints were filed in Federal District Court for the Southern District of New York. The suits were consolidated into a single class action and an amended and consolidated complaint was filed on March 22, 2000. The complaint in this lawsuit purports to be a class action on behalf of the purchasers of our securities during the period January 20, 1998 through September 10, 1998. The complaint generally alleges that the defendants violated
Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder by making material misstatements and by failing to disclose allegedly material information regarding trends in our business. The complaint also alleges that the individual defendants are liable for those violations under Section 20(a) of the Securities Exchange Act. The complaint seeks unspecified damages, attorneys' and experts' fees and costs, and such other relief as the court deems proper.

     The parties have reached an agreement in principle on a settlement of the action. Settlement documents are in substantially final form, but will not become effective until a stipulation of settlement is executed by all parties and finally approved by the Court, after notice is given and an opportunity to object and a hearing has been accorded to all interested parties. There can be no assurances that the settlement will be completed. The claim and proposed settlement are covered under our insurance policy. However, if the settlement is not completed, we cannot predict the outcome of any litigation or whether the resolution of the litigation could have a material adverse effect on our business.

10.  LONG-TERM DEBT AND CREDIT FACILITIES

     We are subject to certain covenants under the mortgage loan agreement relating to our fiscal 1999 purchase of our distribution facility in Hanover, Pennsylvania, including a covenant to maintain a fixed charge coverage ratio, which the bank has agreed to waive. During fiscal 2003, the agreement was amended such that the outstanding principal balance of $3.0 million as of August 2, 2003 is scheduled to be paid in full by September 30, 2003. We are currently considering several options with respect to the mortgage, including a refinancing, an extension and a sale-leaseback, that would enable us to satisfy our obligations. We expect to complete these efforts prior to the final payment date, although no assurances can be made that we will be successful.

     During and subsequent to fiscal 2002, we amended our credit agreement with Wells Fargo Retail Finance LLC. As amended, our credit agreement consists of a revolving line of credit that permits us to borrow up to $20 million. Until October 29, 2004, we retain the right to increase the limit to $25 million at our option. The credit line is secured by our assets and borrowing availability fluctuates depending on our levels of inventory and certain receivables. The agreement contains certain covenants and default provisions, including a limitation on our capital expenditures that was reset as of May 3, 2003 and change in control provisions. At our option, borrowings under this facility bear interest at Wells Fargo Bank's prime rate plus 25 basis points or at the LIBOR Rate plus 250 basis points. A fee of 0.375% per year is assessed monthly on the unused portion of the line of credit as defined in the agreement. The facility matures in April 2006. As of August 2, 2003, the outstanding balance, which is classified as a current liability, was $8.2 million, outstanding letters of credit were $3.3 million and unused available credit was $375,000.

11.  SUBSEQUENT EVENTS

     On September 4, 2003, Alloy, Inc., a Delaware corporation ("Alloy"), and Dodger Acquisition Corp., an indirect, wholly-owned subsidiary of Alloy ("Dodger"), accepted for purchase and payment all shares of the Class A common stock of dELiA*s Corp. ("dELiA*s") validly tendered and not withdrawn prior to the expiration of the Offer set forth in the Offer to Purchase of Alloy and Dodger dated as of August 6, 2003, as amended, and the related Letter of Transmittal. That same day, Alloy and Dodger announced that they would provide a subsequent offering period pursuant to Rule 14d-11 of the Securities Exchange Act of 1934, which commenced at 9:00 a.m. EDT on September 4, 2003 and which expired at 5:00 p.m. EDT on Tuesday, September 16, 2003. Alloy, through Dodger, accepted for purchase all shares validly tendered in both the initial offering period and the subsequent offering period at the offer price of $0.928 net per share, in cash. Based on information provided by American Stock Transfer & Trust Company, the Depositary for the offer, 48,071,684 shares were validly tendered into the offer. These shares represented approximately 90.17% of dELiA*s outstanding shares as of September 16, 2003. The tender offer was followed by the merger on September 16, 2003 of Dodger with and into dELiA*s pursuant to Delaware's short form merger provisions. The aggregate purchase price paid by Alloy in the tender offer and subsequent merger was approximately $50.0 million and estimated direct transaction costs were $3.4 million. On July 23, 2003, Alloy issued and sold $65.0 million aggregate principal amount of 20-Year Convertible Senior Debentures with an annual coupon rate of 5.375%. On August 20, 2003, Alloy issued and sold an additional $4.3 million aggregate principal amount of the Debentures. Alloy used a portion of the net proceeds of the

Debenture offerings to pay the purchase price of the dELiA*s acquisition. Alloy announced the results of the tender offer and completion of its acquisition of dELiA*s by a press release dated September 17, 2003.